Exhibit 10.9

INDEPENDENT CONTRACTOR ENGAGEMENT AGREEMENT

Made and entered into on Monday 22nd of September 2009

BY AND BETWEEN

D. Medical Industries Ltd.

Of 7 Jabotinsky Street, Ramat Gan (hereinafter-“the Company”)

AND

Mr. Meni Mor I.D. No. 057664690

Of 7 Yair Stern Street Herzliya (hereinafter – “the Contractor”)

Now, therefore, it is agreed, declared and stipulated between the parties as follows:

1.	Nature of Engagement

1.1	The Company is desirous of hiring the Contractor, and the Contractor is desirous of rendering his services to the Company, non-exclusively, with the aim of providing services to the Company as detailed in Annex A to this Agreement (hereinafter: “the Services”). The Contractor shall provide the Services as detailed in this Agreement, as well as any other service which he will be required to provide in the relevant field.

1.2	The Contractor represents that he has the knowledge, experience, skill, tools and means required for providing the Services to the Company, which shall be provided in accordance with the terms specified in this Agreement. It is hereby clarified that throughout the term of this Agreement, the Contractor shall provide the Company with the Services personally and not through anyone on his behalf.

1.3	Without derogating from the provisions of Section 5 below, it is hereby clarified that the Services to be provided to the Company shall not be exclusive whatsoever, both on the part of the Contractor and on the part of the Company. No exclusivity is or shall be given to the Contractor, including with respect to provision of the Services.

1.4	The Contractor confirms that he is aware that the terms of this Agreement constitute confidential information, as defined below, and undertakes that he shall not disclose the terms of this Agreement.

2.	Consideration

2.1	The Company shall pay the Contractor for the Services that shall be provided by him to the Company in accordance with the provisions of this Agreement, consideration as specified in Annex A to this Agreement (hereinafter: “the Consideration”).

2.2	The Consideration does not include VAT, which shall be added separately to each payment of the Consideration that shall be made to the Contractor. The Contractor shall issue tax invoices to the Company at the end of each month for such month. Payment of the Consideration shall be current month plus 10 days and shall be paid in New Israeli Shekels. Immediately upon receipt of a payment of the Consideration payments, the Contractor shall issue a tax invoice to the Company.

2.3	The Contractor shall bear at his sole expense all taxes and/or levies of any kind whatsoever and according to any law, regarding the Consideration, as stated in this Section 2, including income tax (subject to the duty of tax deduction at source), VAT and any other payment with respect thereto.

2.4	The Company shall deduct from the Consideration any tax according to the law, including deduction of tax at source, insurance payments, and any other payment that shall be required by law or that shall be agreed upon between the parties with respect to payment of the Consideration to the Contractor according to the terms of this Agreement.

3.	Nature of Relationship between the Company and the Contractor – Independent Contractor Relationship

3.1	The Contractor shall perform his obligations to the Company under this Agreement, as an independent contractor, and the relationship between him and the Company shall be a relationship of orderer – contractor. Furthermore, the parties expressly acknowledge and represent that there shall be no employer – employee relationship between the Company and the Contractor.

3.2	The parties agree that the Contractor shall bear at his sole expense any costs, whether direct or indirect, relating to the execution of this Agreement, with respect to providing the Services to the Company and in connection thereto, including income tax, national insurance, taxes and other compulsory payments, social security payments, as well as all taxes and/or expenses deriving from the provision of the Services by the Contractor.

3.3	The provisions of Sections 3.1 and 3.2 above shall remain valid and shall bind the Contractor also after the end of the term of this Agreement, including cancellation thereof by any of the parties.

3.4	The Contractor undertakes that if any demand and/or claim is made by him and/or by anyone on his behalf against the Company, with respect to the nature of the relationship between the parties, and in the event that a competent court will rule that an employer – employee relationship existed between the parties, then the Contractor shall immediately return all of the payments which he had received from the Company, and the Company shall calculate the wages including social benefits based on the minimum wage customary in the market.

4.	Contractor’s Representations and Warranties

The Contractor hereby represents and warrants as follows:

4.1	That he is not prohibited, under any law and/or agreement, to engage in this Agreement and to fulfill his undertakings hereunder.

4.2	That he possesses the knowledge, experience and skills in the filed of engagement specified in Sections 1.1 and 1.2 above, and that he has the capability required to perform his job according to this Agreement in a professional manner, high standard and in the best possible manner.

4.3	The Contractor undertakes to inform the CEO of the Company and the Board of Directors of the Company, of any matter and/or other issue with respect to which he and/or or any of his relatives have a personal interest and/or of any engagements or undertakings towards third parties, that could lead to a conflict of interest with his position in the Company.

4.4	The Contractor shall perform his job skillfully, diligently, loyally, honestly and accurately, while promoting the best interests of the Company. The Contractor undertakes that, within the framework of his position, he shall represent the Company in its connections with external bodies, in an appropriate manner.

4.5	The Contractor undertakes not to accept from any person whatsoever, gifts or benefits of any kind whatsoever, deriving from or related to his position and job as a Contractor of the Company.

5.	Confidentiality

5.1	In recognition of the Company’s legitimate interest to protect its secrets, and any information of a confidential nature, to the belief of the Company, including commercial, professional, technical and any other information (hereinafter: “Confidential Information”), which shall reach the Contractor during his engagement with the Company, and in recognition of the damages that may be caused to the Company, the Contractor undertakes, during the term of this Agreement and after termination of this Agreement (including its cancellation by any of the parties), without limitation of time: (a) to maintain in confidence, not to disclose to any person and/or body the Confidential Information that has reached and/or that shall reach him and/or come to his attention, directly and/or indirectly, not to transfer to any third party whatsoever and not to make any use of the Confidential Information and/or permit or enable others to make use thereof, save for purposes of providing the Services; (b) not to copy or publish in any manner whatsoever, documents that relate to the Confidential Information and not to put in writing and/or any other media, the Confidential Information, unless and to the extent that this is necessary for the Contractor for the purpose of providing the Services; (c) to take all cautionary measures and all required steps and/or that shall be required in order to protect the Confidential Information and prevent its transfer and/or reaching any third party; (d) undertakes to cause anyone employed by him in providing the Services and/or anyone who shall act on his behalf, to fulfill the undertakings provided in this Section.

5.2	With respect to this Agreement, “Confidential Information” shall mean – any know how and information whatsoever, that is related directly and/or indirectly to the Company, including, but not limited to: trade, technical, legal, financial and commercial secrets, including such terms' definition under law, whether in writing or orally.

5.3	The Contractor undertakes to protect the confidentiality of any information of a confidential nature that relates to the Company and/or its business and/or any information that shall come to his attention in the framework of the Confidentiality Agreement signed by the Company.

5.4	With respect to the Confidential Information, the Contractor undertakes as follows:

5.4.1	Taking into consideration my exposure and accessibility to the Confidential Information of the Company, during the term of my engagement with your Company in accordance with this Agreement, I shall be required to undergo a polygraph test from time to time, and I hereby consent to undergo such polygraph tests as aforesaid, whenever I am requested to do so by the Company, at the place and time to be determined by the Company. I hereby undertake to cooperate with the polygraph operator and to respond to any question I may be asked by him during the process of the test.

5.4.2	I hereby accept in advance the results of the polygraph tests and their conclusions, and I agree that the polygraph results shall constitute final and/or decisive and/or exclusive evidence, including in a court or before any other judicial instance, and I shall be prohibited from making any claim against this evidence. I have noted before me the Company’s notification that it also accepts the conclusiveness of the polygraph results, according to all the aforesaid.

5.4.3	I am aware that all of my aforesaid declarations are irrevocable and constitute a fundamental condition for my engagement with the Company, and that breach thereof shall constitute a grave disciplinary offense and a material breach of this Agreement, and shall justify immediate termination of the engagement under this Agreement, and this shall not derogate from any other right at the disposal of the Company due to a breach as aforesaid.

5.4.4	The undertakings of the Contractor by virtue of this Section shall continue to be in force also after termination of this Agreement and without limitation of time.

6.	Term of the Agreement

6.1	This Agreement shall be effective as of the date first written above (hereinafter: “the Effective Date”) and shall remain in force until terminated by any of the parties. In any event, this Agreement shall be approved for a maximum period of 5 years.

6.2	Each party to this Agreement may terminate this Agreement by giving sixty (60) days written notice to the other party, without any reason, notifying of termination of the Agreement (hereinafter: “Notice Period”).

6.3	The Company may terminate this Agreement immediately in any event of a “Justified Reason” (as defined below) and this Agreement shall be deemed to be immediately cancelled upon sending of the Company’s notice. The term “Justified Reason” includes: (a) serious and fundamental breach of trust, including an act and/or omission of an embezzlement as defined by law and/or a breach of Section 5 “Confidential Information”; (b) partial or full breach, by way of act or omission, of the Contractor’s undertaking towards the Company regarding the provision of the Services in accordance with the terms of this Agreement and the Contractor, after receiving the written notice from the Company detailing in a reasonable manner the said breach, has not cured the breach within a period of three days from the date of receipt of the notice; (c) any other breach of duty that is defined by law as a fundamental duty and/or committing a criminal act and/or causing substantial damage to the Company.

6.4	In any event of cancellation of this Agreement, for any reason whatsoever, the Contractor: (a) shall immediately return all Confidential Information, as defined in this Agreement, in his possession, and any copy thereof, and shall destroy any copy of the Confidential Information located on a digital media, and shall confirm in a signed written notice, that he has acted as aforesaid; (b) during the Notice Period, the Contractor undertakes to cooperate, to the extent he is required to do so by the Company, in order to assist the Company in his replacement by any other contractor who shall provide the Company with the same Services provided by him under this Agreement.

7.	General

7.1	The Contractor may not endorse and/or assign and/or transfer his rights or duties under this Agreement, in whole and/or in part, without the prior written approval of the Company. The Company may endorse and/or assign and/or transfer its rights or duties under this Agreement, in whole or in part, provided that this shall not prejudice the rights of the Contractor according to this Agreement.

7.2	The Contractor undertakes not to remove property of the company (whether property having physical appearance or property without physical appearance, such as software) from the possession of the Company and/or not to transfer such property to any other person, unless he has received the prior approval of the Company. The Contractor undertakes not to use the assets of the Company or its customers, or information relating to its customers, for his own personal needs. Without derogating from the generality of the above, the Contractor undertakes not to leave in his possession, following termination of this Agreement, any object, software or document which has come to his possession due to and within the framework of this Agreement.

7.3	The Contractor undertakes not to give or publish information, articles, research, etc. through the media or any other means, on issues relating to the Services that are provided by him and/or on his behalf to the Company or that are related to the Company, without the prior written approval of the Company.

7.4	This Agreement constitutes the entire understandings of the parties with regard to the undertakings and rights of the parties, including with respect to providing the Services, and it supersedes, and there shall be no relevance to, any understanding and/or promise and/or agreement and/or contract that has been made in this respect (if any), whether orally or in writing, whether express or implied, between the Company and the Contractor, prior to the signing of this Agreement by the parties.

7.5	No party to this Agreement shall be deemed to have waived any of its rights according to this Agreement, or according to any law, due to not immediately enforcing it and/or due to not providing an extension or time to the other party. Any waiver or extension granted by any of the parties in a specific instance shall not be deemed to apply also in another instance, whether it relates to the same, or different, matter.

7.6	The section headings hereof are for convenience purposes only and shall not be used for the construction hereof.

7.7	Any change and/or addition made to this Agreement shall have no effect unless made in writing and signed by both parties.

7.8	Notices – any notice sent by registered mail to the other party, according to the respective addresses first written above (or any updated address), shall be deemed to have been received by the addressee 3 days after its delivery at the post office, and if transmitted by fax or delivered in person– upon its transmission or delivery.

In witness whereof, the parties have set their hands

(signature)	(signature)
THE COMPANY	THE CONTRACTOR

ANNEX A

OF THE INDEPENDENT CONTRACTOR ENGAGEMENT AGREEMENT DATED

22/9/09 BETWEEN THE COMPANY AND BETWEEN MR. MENI MOR

Consideration

1.	The Contractor shall provide services to the Company as an active Chairman of the Board of Directors.

2.	In consideration for the services provided to the Company, the Contractor shall receive a sum of NIS 20,000 per month (plus duly payable VAT). The consideration shall be linked quarterly to the consumer price index according to the index known at the time of payment of the salary.

3.	In addition, the Contractor shall be entitled to reimbursement of monthly expenses (against duly presented tax invoices) for costs of petrol, taxis, parking and business meals, up to a sum of NIS 3,000 per month.

4.	The consideration shall be paid to the Contractor by the 10th day of the following month, against a tax invoice for the preceding month.

5.	Payment of the consideration includes payment for managers insurance, loss of working capacity insurance, study fund, vacation and sick days.

6.	In addition, the Contractor shall be entitled to receive from the Company, a cellular phone and a cellular modem for use within the framework of his position. The Company shall bear the costs entailed therein.

7.	The Company shall provide the Contractor with parking at the Company’s offices, at the Company’s expense.

(signature)	(signature)
THE COMPANY	THE CONTRACTOR